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EXHIBIT 3.2



                            CERTIFICATE OF AMENDMENT

                                       OF

                      ALLIED HOLDINGS (UNITED STATES), INC.


      Pursuant to Section 241 of the General Corporation Law of the State of Delaware (the "DGCL"), Allied Holdings (United States), Inc. (the
"Corporation"), a corporation organized and existing under the DGCL, does hereby certify that:

      1.    The Corporation has not received payment for any of its stock; and

      2. The amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") set forth below has been duly adopted in accordance with the provisions of Section 241 of the DGCL.

      The Certificate of Incorporation is hereby amended such that Article I reads as follows in its entirety:

      The name of the corporation is Allied Waste North America, Inc.

      The undersigned, sole Director of the Corporation, executes this Certificate of Amendment as of November 1, 1996.




                                    /s/ Roger A. Ramsey
                                    --------------------------------------------
                                    Roger A. Ramsey